Exhibit 23.1

                     [JAMES C. MARSHALL, CPA, PC LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the inclusion of our audit of the balance sheets of Genesis Media Group, Inc. as of December 31, 1998 and 1997, and the related statements of operations, stockholders' equity, and cash flows for the years then ended in the Form 10-SB of Open Door Online, Inc.



                                                     James C. Marshall, CPA, PC

         Scottsdale, Arizona
         April 8, 2000